Exhibit 99.1

Wuhan General Issues Preliminary Results for First Quarter 2009
and Guidance for the 2009 Fiscal Year

WUHAN, Hubei, China, April 14 /PRNewswire-Asia-FirstCall/ -- Wuhan General Group (China), Inc. (Nasdaq: WUHN) ("Wuhan General" or the "Company"), a leading manufacturer of industrial blowers and turbines in China, today issued preliminary results for the quarter ended March 31, 2009 as well as guidance for its fiscal year ending December 31, 2009.  Wuhan General operates through its subsidiaries, Wuhan Blower Co., Ltd. ("Wuhan Blower"), Wuhan Generating Equipment Co., Ltd. ("Wuhan Generating") and Wuhan Xingelin Machinery Equipment Manufacturing Co., Ltd. ("Wuhan Xingelin").

The Company has experienced softness in its industrial blower and turbine sales in the first quarter of 2009 as a result of slowing demand from industrial clients in China.  Based on current trends, management expects full year revenues to be in the range of $70 million to $80 million and net income to be between $7 million and $8 million.  For the first quarter of 2009, the Company is estimating revenues of $17 million and net income of $1.3 million. Management will continue to strengthen its sales effort and concentrate on hydropower, ventilation and other infrastructure projects, which require the application of industrial blowers and turbines.

For 2009, to manage cash flows more efficiently, the Company will require customers to increase initial down payments on their orders.  Meanwhile, Wuhan General's senior managers will continue to work diligently to collect outstanding receivables from existing customers.  At the Company's newest subsidiary, Wuhan Xingelin, which was established by Wuhan Blower in December 2008, management plans to produce various blower and turbine components for the Company's other subsidiaries in order to more efficiently manage the Company's costs.  Production at Wuhan Xingelin began during the first quarter of 2009 and will continue to increase throughout the year.  In addition to manufacturing blower and turbine components at Wuhan Xingelin for the Company's own consumption, the Company intends for Wuhan Xingelin to supply components to unrelated third-parties.

The guidance contained in this news release is based on information currently available to the Company and is subject to change based on the completion of the Company's financial statements.

“Although China's economic development has slowed due to the current global financial crisis, our management team believes that the stimulus package introduced by the Chinese government will play a positive role in the overall economy,” commented Mr. Jie Xu, CEO of Wuhan General.  "With the implementation of the stimulus plan, we anticipate that our sales will start to recover in the second half of fiscal 2009, which will enable Wuhan General to return to a growth position in 2010," added Mr. Xu.

About Wuhan General Group (China), Inc.

Wuhan General (Nasdaq: WUHN) designs, manufactures and distributes industrial blowers, turbines and parts for industrial blowers and electrical equipment. Blowers are used in a variety of applications where large amounts of air have to be moved.  Examples include electricity generation, air pollution control, and ventilation and aeration in subways and vehicular tunnels, mines, and sewage treatment facilities.  The Company's steam and water turbines are used for electricity generation in coal, oil, nuclear, and hydroelectric power plants.  The Company is located in Wuhan, China, a major industrial city of 8 million people strategically located in the south-central part of China.

Safe Harbor Statement

Certain statements in this press release, including statements regarding future demand for our products, our ability to generate business in the current economic climate, our ability to collect on outstanding receivables, the future performance of Wuhan Xingelin, the effects of the Chinese government's stimulus plan on our businesses and our future financial performance, may be forward-looking in nature or "forward-looking statements," as defined by the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to vulnerability of our business to general economic downturn, operating in the People's Republic of China (PRC) generally and the potential for changes in the laws of the PRC that affect our operations, our failure to meet or timely meet contractual performance standards and schedules and other factors that may cause actual results to be materially different from those described in such forward-looking statements. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission.  These forward-looking statements are based on Wuhan General's current expectations and beliefs concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting Wuhan General will be those anticipated by the Company.  Wuhan General undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For more information, please contact:

Wuhan General Group (China), Inc.
Mr. Haiming Liu, CFO
Phone: +86-27-5970-0069
Email: haiming.liu@wuhangeneral.com

CCG Investor Relations Inc.
Mr. Crocker Coulson, President
Phone: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com

Mr. Graham Reed, Financial Writer
Email: graham.reed@ccgir.com
Phone: +1-646-213-1907

Web:  http://www.ccgirasia.com